For Immediate Release

BENEFICIENT REPORTS FIRST QUARTER FISCAL 2027 RESULTS
Company Enters into First Collateral Management Services Engagement,
Closes More than $16 Million in Primary Capital Commitments
Dallas, TX. – August 14, 2026 (GlobeNewswire) – Beneficient (NASDAQ: BENF) (“Ben” or the “Company”), a technology-enabled platform providing exit opportunities and primary capital solutions and related trust and custody services to holders of alternative assets, today reported its financial results for the fiscal 2027 first quarter, which ended June 30, 2026.
Highlights of the quarter include:
•Entering into its first collateral management services engagement with a Texas state-chartered bank that is expected to generate recurring annual fee revenue through independent reporting and monitoring of complex alternative asset-backed financing transactions for financial institution customers
•The closing of two primary capital commitments totaling more than $16 million
•A strengthened balance sheet through a reduction in operating expenses and debt and an increase in collateral and working capital
Commenting on the fiscal 2027 first quarter results, Chief Executive Officer James Silk said: “Our first-quarter results for FY 2027 showed an extension in our operating strategy with the announcement of our first collateral management services engagement providing monitoring and reporting services on a portfolio of professionally managed alternative assets for a Texas state-chartered bank. Paired with over $16 million in new primary capital commitments, a streamlined cost structure, and an enhanced collateral base, we continue to strengthen our balance sheet and position the company for sustainable growth.”
First Quarter Fiscal 2027 and Recent Highlights (for the quarter ended June 30, 2026 or as noted):
•Reported investments with a fair value of $212.5 million, an increase from $195.5 million at the end of our prior fiscal year, which served as collateral for Ben Liquidity’s net loan portfolio of $186.0 million and $169.7 million, respectively.
•Operating expenses decreased 84.3% to $12.5 million in the first quarter of fiscal 2027, which included interest associated with a recognized loss contingency accrual of $1.8 million, as compared to $80.0 million in the first quarter of fiscal 2026, which included the recognition of a loss contingency accrual, including interest, totaling $62.8 million.
•Excluding the loss contingency accrual along with associated interest expense on the loss contingency in each period, as applicable, operating expenses(1) declined 37.4% to $10.8 million in the first quarter of fiscal 2027 as compared to $17.2 million in the same period of fiscal 2026.
•Further completed asset sales or equity redemptions of certain investments held by the Customer ExAlt Trusts, resulting in an aggregate of $57.6 million in gross proceeds on a cumulative basis since inception in our prior fiscal year through June 30, 2026, which have been used to pay down certain debt and provide working capital.
•To-date in fiscal 2027, entered into additional primary capital transactions with two funds, which has increased the collateral for the Company’s ExAlt loan portfolio by more than $16 million of interests in alternative assets. ExAlt Holdings provided financing to the ExAlt PlanTM to fund these new liquidity transactions. ExAlt Holdings is a direct subsidiary of Beneficient, and as a result, it is not structurally subordinated to Beneficient Company Holdings, L.P. (BCH), and therefore would attribute the net earnings on such loans and related fees to the common stockholders of Beneficient.
•Subsequent to June 30, 2026, issued two promissory notes totaling $4 million, resulting in proceeds of approximately $3.8 million, which have been used to provide working capital.
Loan Portfolio
As a result of executing on our business plan of providing financing for liquidity, or early investment exits, for alternative asset marketplace participants, Ben’s balance sheet is primarily comprised of loans collateralized by a well-diversified alternative asset portfolio that is expected to grow as Ben successfully executes on its core business.

Ben’s balance sheet strategy for ExAlt Loan origination is based on an endowment-style portfolio model for the fiduciary financings we make by utilizing our patent-pending computer implemented technologies branded as OptimumAlt. Our OptimumAlt endowment model balance sheet approach guides diversification of our fiduciary financings across seven asset classes of alternative assets, over 11 industry sectors in which alternative asset managers invest, and at least six countrywide exposures and multiple vintages of dates of investment into the private funds and companies.
As of June 30, 2026, Ben’s loan portfolio was supported by a highly diversified alternative asset collateral portfolio providing diversification across approximately 140 private market funds and approximately 380 investments across various asset classes, industry sectors and geographies. This portfolio includes exposure to some of the most exciting, sought after private company names worldwide, including:
•A leading Latin American pharmacy, health, and beauty retailer with an integrated physical and digital store network.
•A technology-enabled reforestation company using drones, seed science, and services to restore forests at scale following wildfires and other disturbances.
•A mobile banking services provider.
•A privately owned express intercity passenger rail system operator and owner of associated real estate.
•A developer of an integrated e-commerce and fulfillment platform to sell wine direct-to-consumers.
Figure 1: Portfolio Diversification
Diversification Using Principal Loan Balance, Net of Allowance for Credit Losses
As of June 30, 2026, the charts below present the ExAlt Loan portfolio’s relative exposure by certain characteristics (percentages determined by aggregate fiduciary ExAlt Loan portfolio principal balance net of allowance for credit losses, which includes the exposure to interests in certain of our former affiliates composing part of the Fiduciary Loan Portfolio).
As of June 30, 2026. The chart represents the characteristics of professionally managed funds and investments in the Collateral portfolio, which is comprised of a diverse portfolio of direct and indirect interests (through various investment vehicles, including, limited partnership interests and private and public equity and debt securities, which include our and our affiliates’ or our former affiliates’ securities), primarily in third-party, professionally managed private funds and investments. Loan balances used to calculate the percentages reported in the pie charts are loan balances, net of any allowance for credit losses, and as of June 30, 2026, the total allowance for credit losses was $411 million, for a total gross loan balance of $597 million and a loan balance net of allowance for credit losses of $186 million.
Business Segments: First Quarter Fiscal 2027
Ben Liquidity
Ben Liquidity offers simple, rapid and cost-effective liquidity products through the use of our proprietary financing and trust structure, or the “Customer ExAlt Trusts,” which facilitate the exchange of a customer’s alternative assets for consideration.
•Ben Liquidity recognized $8.2 million of interest income for the fiscal first quarter, an increase of 4.0% from the quarter ended March 31, 2026, primarily due to the new origination in April 2026 of approximately $8.8 million and the effects of compounding interest on the remaining loans.
•Operating income for the fiscal first quarter was $7.4 million, an increase from an operating loss of $19.7 million for the quarter ended March 31, 2026. The increase in operating performance was due to lower intersegment credit losses in the current fiscal period as compared to the quarter ended March 31, 2026 due to positive increases in NAV arising from adjustments to the relative share of the respective fund’s NAV based on updated financial information received from the funds’ investment manager or sponsor during the current period.
Ben Custody
Ben Custody provides full-service trust and custody administration services to the trustees of certain of the Customer ExAlt Trusts, which own the exchanged alternative assets following liquidity transactions in exchange for fees payable quarterly calculated as a percentage of assets in custody.

•NAV of alternative assets and other securities held in custody by Ben Custody during the fiscal first quarter was $234.6 million as of June 30, 2026, compared to $219.8 million as of March 31, 2026. The increase in investments in alternative assets since March 31, 2026 was principally related to upward adjustments of NAV as reported by the investment managers or general partners or other fair value adjustments totaling $15.9 million and new origination activity totaling $8.8 million, offset by asset sales and other distributions of $8.1 million.
•Revenues applicable to Ben Custody were $2.5 million for the fiscal first quarter, compared to $2.5 million for the quarter ended March 31, 2026. Revenues remained steady sequentially due to revenues recognized related to new originations during the current quarter offsetting the decrease in beginning of the period NAV for the current period as compared to the beginning of the period NAV for the quarter ended March 31, 2026. Revenues for Ben Custody are computed using the NAV of alternative assets and other securities held in custody at the beginning of each period.
•Operating income for the fiscal first quarter increased to $1.4 million from $0.5 million for the quarter ended March 31, 2026. The increase was primarily attributable to $1.0 million higher provision for credit loss for the quarter ended March 31, 2026, while no such provision for credit loss was required in the current quarter.
Capital and Liquidity
•As of June 30, 2026, the Company had cash and cash equivalents of $5.6 million and total debt of $96.8 million.
•Distributions received from alternative assets and other securities held in custody totaled $1.9 million for the three months ended June 30, 2026, compared to $3.7 million for the same period of fiscal 2026. Additionally, during three months ended June 30, 2026, we received proceeds of $5.0 million from the disposition of certain investments in alternative assets.
•Total investments (at fair value) of $212.5 million at June 30, 2026 supported Ben Liquidity's loan portfolio.
(1) Represents a non-GAAP financial measure. For reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see Non-GAAP Reconciliations.
Consolidated Fiscal First Quarter Results
Table 1 below presents a summary of selected unaudited consolidated operating financial information.

Consolidated Fiscal First Quarter Results ($ in thousands, except share and per share amounts)	Fiscal 1Q27 June 30, 2026	Fiscal 4Q26 March 31, 2026	Fiscal 1Q26 June 30, 2025	Change % vs. Prior Quarter
GAAP Revenues	$12,165	$(42,409)	$(12,623)	NM
Adjusted Revenues(1)	15,925	(7,842)	(12,622)	NM
GAAP Operating Income (Loss)	(377)	(59,944)	(92,648)	99.4%
Adjusted Operating Income (Loss)(1)	5,727	(19,492)	(25,438)	NM
Basic Class A EPS (3)	$(0.47)		$(57.55)	99.2%
Diluted Class A EPS (3)	$(0.47)		$(57.55)	99.2%
Segment Revenues attributable to Ben's Equity Holders(2)	6,978	(23,942)	13,058	NM
Adjusted Segment Revenues attributable to Ben's Equity Holders (1)(2)	10,738	10,625	13,058	1.1%
Segment Operating Income (Loss) attributable to Ben's Equity Holders	(1,896)	(65,009)	(76,436)	97.1%
Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders(1)(2)	$4,208	$(24,557)	$(9,227)	NM
NM - Not meaningful.
(1) Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders and Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders are non-GAAP financial measures. For reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see Non-GAAP Reconciliations.
(2) Segment financial information attributable to Ben’s equity holders is presented to provide users of our financial information an understanding and visual aide of the segment information (revenues, operating income (loss), and adjusted operating income (loss)) that impacts Ben’s Equity Holders. “Ben’s Equity Holders” refers to the holders of Beneficient Class A and Class B common stock and Series B Preferred Stock as well as holders of interests in BCH, which represent noncontrolling interests. For a description of noncontrolling interests, see Item 2 of our Quarterly Report on Form 10-Q for the three months ended June 30, 2026, and Reconciliation of Business Segment Information Attributable to Ben’s Equity Holders to Net Income Attributable to Ben Common Holders. Such information is computed as the sum of the Ben Liquidity, Ben Custody and Corp/Other segments since it is the operating results of those segments that determine the net income (loss) attributable to Ben’s Equity Holders. See further information in table 5 and Non-GAAP Reconciliations.
(1) Periods presented have been adjusted to reflect the 1-for-8 reverse stock split on December 15, 2025.

Table 2 below presents a summary of selected unaudited consolidated balance sheet information.

Consolidated Fiscal First Quarter Results ($ in thousands)	Fiscal 1Q27 As of June 30, 2026	Fiscal 4Q26 As of March 31, 2026	Change %
Investments, at Fair Value	$212,468	$195,536	8.7%
All Other Assets	28,555	33,322	(14.3)%
Goodwill	9,914	9,914	—%
Total Assets	$250,937	$238,772	5.1%
Business Segment Information Attributable to Ben's Equity Holders(1)
Table 3 below presents unaudited segment revenues and segment operating income (loss) for business segments attributable to Ben's equity holders.

Segment Revenues Attributable to Ben's Equity Holders(1) ($ in thousands)	Fiscal 1Q27 June 30, 2026	Fiscal 4Q26 March 31, 2026	Fiscal 1Q26 June 30, 2025	Change % vs. Prior Quarter
Ben Liquidity	$8,215	$7,900	$8,837	4.0%
Ben Custody	2,500	2,535	4,183	(1.4)%
Corporate & Other	(3,737)	(34,377)	38	89.1%
Total Segment Revenues Attributable to Ben's Equity Holders(1)	$6,978	$(23,942)	$13,058	NM

Segment Operating Income (Loss) Attributable to Ben's Equity Holders(1) ($ in thousands)	Fiscal 1Q27 June 30, 2026	Fiscal 4Q26 March 31, 2026	Fiscal 1Q26 June 30, 2025	Change % vs. Prior Quarter
Ben Liquidity	$7,354	$(19,694)	$(6,015)	NM
Ben Custody	1,350	545	3,128	NM
Corporate & Other	(10,600)	(45,860)	(73,549)	76.9%
Total Segment Operating Income (Loss) Attributable to Ben's Equity Holders(1)	$(1,896)	$(65,009)	$(76,436)	97.1%
NM - Not meaningful.
(1) Segment financial information attributable to Ben’s equity holders is presented to provide users of our financial information an understanding and visual aide of the segment information (revenues, operating income (loss), and adjusted operating income (loss)) that impacts Ben’s Equity Holders. “Ben’s Equity Holders” refers to the holders of Beneficient Class A and Class B common stock and Series B Preferred Stock as well as holders of interests in BCH, which represent noncontrolling interests. For a description of noncontrolling interests, see Item 2 of our Quarterly Report on Form 10-Q for the three months ended June 30, 2026, and Reconciliation of Business Segment Information Attributable to Ben’s Equity Holders to Net Income Attributable to Ben Common Holders. Such information is computed as the sum of the Ben Liquidity, Ben Custody and Corp/Other segments since it is the operating results of those segments that determine the net income (loss) attributable to Ben’s Equity Holders. See further information in table 5 and Non-GAAP Reconciliations.
Adjusted Business Segment Information Attributable to Ben's Equity Holders(2)
Table 4 below presents unaudited adjusted segment revenue and adjusted segment operating income (loss) for business segments attributable to Ben's equity holders.

Adjusted Segment Revenues Attributable to Ben's Equity Holders(1)(2) ($ in thousands)	Fiscal 1Q27 June 30, 2026	Fiscal 4Q26 March 31, 2026	Fiscal 1Q26 June 30, 2025	Change % vs. Prior Quarter
Ben Liquidity	$8,215	$7,900	$8,837	4.0%
Ben Custody	2,500	2,535	4,183	(1.4)%
Corporate & Other	23	190	38	(87.9)%
Total Adjusted Segment Revenues Attributable to Ben's Equity Holders(1)(2)	$10,738	$10,625	$13,058	1.1%

Adjusted Segment Operating Income (Loss) Attributable to Ben's Equity Holders(1)(2) ($ in thousands)	Fiscal 1Q27 June 30, 2026	Fiscal 4Q26 March 31, 2026	Fiscal 1Q26 June 30, 2025	Change % vs. Prior Quarter
Ben Liquidity	$7,354	$(19,694)	$(6,015)	NM
Ben Custody	1,350	545	3,128	NM
Corporate & Other	(4,496)	(5,408)	(6,340)	16.9%
Total Adjusted Segment Operating Income (Loss) Attributable to Ben's Equity Holders(1)(2)	$4,208	$(24,557)	$(9,227)	NM
NM - Not meaningful.
(1) Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders and Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders are non-GAAP financial measures. For reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see Non-GAAP Reconciliations.
(2) Segment financial information attributable to Ben’s equity holders is presented to provide users of our financial information an understanding and visual aide of the segment information (revenues, operating income (loss), and adjusted operating income (loss)) that impacts Ben’s Equity Holders. “Ben’s Equity Holders” refers to the holders of Beneficient Class A and Class B common stock and Series B Preferred Stock as well as holders of interests in BCH, which represent noncontrolling interests. For a description of noncontrolling interests, see Item 2 of our Quarterly Report on Form 10-Q for the three months ended June 30, 2026, and Reconciliation of Business Segment Information Attributable to Ben’s Equity Holders to Net Income Attributable to Ben Common Holders. Such information is computed as the sum of the Ben Liquidity, Ben Custody and Corp/Other segments since it is the operating results of those segments that determine the net income (loss) attributable to Ben’s Equity Holders. See further information in table 5 and Non-GAAP Reconciliations.
Reconciliation of Business Segment Information Attributable to Ben's Equity Holders to Net Income (Loss) Attributable to Ben Common Shareholders
Table 5 below presents reconciliation of operating income (loss) by business segment attributable to Ben's Equity Holders to net income (loss) attributable to Ben common shareholders.

Reconciliation of Business Segments to Net Income (Loss) to Ben Common Shareholders ($ in thousands)	Fiscal 1Q27 June 30, 2026	Fiscal 4Q26 March 31, 2026	Fiscal 1Q26 June 30, 2025
Ben Liquidity	$7,354	$(19,694)	$(6,015)
Ben Custody	1,350	545	3,128
Corporate & Other	(10,600)	(45,860)	(73,549)
Income tax expense (allocable to Ben and BCH equity holders)	—	(171)	—
Net loss attributable to noncontrolling interests - Ben	21	31,382	15,984
Noncontrolling interest guaranteed payment	(4,908)	(4,836)	(4,624)
Net income (loss) attributable to Ben's common shareholders	$(6,783)	$(38,634)	$(65,076)

About Beneficient
Beneficient (Nasdaq: BENF) – Ben, for short – is on a mission to democratize the global alternative asset investment market by providing traditionally underserved investors − mid-to-high net worth individuals, small-to-midsized institutions and General Partners seeking exit options, anchor commitments and valued-added services for their funds− with solutions that could help them unlock the value in their alternative assets.
Its subsidiary, Beneficient Fiduciary Financial, L.L.C., received its charter under the State of Kansas’ Technology-Enabled Fiduciary Financial Institution (TEFFI) Act and is subject to regulatory oversight by the Office of the State Bank Commissioner.
For more information, visit www.trustben.com or follow us on LinkedIn.
Contacts
Investors:
Matt Kreps/214-597-8200/mkreps@darrowir.com
Michael Wetherington/214-284-1199/mwetherington@darrowir.com
investors@beneficient.com
Not an Offer of Securities
The information in this communication is for informational purposes only and shall not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities. The securities that are the subject of the Transactions have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Disclaimer and Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to, among other things, demand for our solutions in the alternative asset industry, opportunities for market growth, our ability to identify and negotiate transactions, diversification and size of our loan portfolio, growth of our collateral management services and our ability to scale operations and provide shareholder value. These forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this document and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to, our ability to consummate liquidity transactions on terms desirable for the Company, or at all, our ability to maintain compliance with the continued listing requirements of the Nasdaq Stock Market, LLC (the “Nasdaq Listing Rules”), our ability to cure any future deficiencies in compliance with any of the Nasdaq Listing Rules, the outcome and timing of the remaining GWG Holdings, Inc. litigation and related legacy matters, risks related to the substantial costs and diversion of management’s attention and resources due to these matters, the risk that the Company’s collateral management services do not perform as expected or do not generate revenue, and the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the U.S. Securities and Exchange Commission (the “SEC”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document and in our SEC filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

Table 6: CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended June 30,
(Dollars in thousands, except per share amounts)	2026	2025
Revenues
Investment income (loss), net	$15,875	$(12,776)
Gain (loss) on financial instruments, net (related party of $(3,760) and $(1))	(3,766)	(45)
Interest and dividend income	10	10
Trust services and administration revenues (related party of nil and $8)	46	188
Total revenues	12,165	(12,623)

Operating expenses
Employee compensation and benefits	2,827	3,331
Interest expense (related party of $2,708 and $3,317)	4,570	3,415
Professional services, net	3,486	7,957
Accrual of loss contingency related to arbitration award	—	62,831
Other expenses (related party of $714 and $628)	1,659	2,491
Total operating expenses	12,542	80,025
Net income (loss)	(377)	(92,648)
Plus: Net (income) loss attributable to noncontrolling interests - Customer ExAlt Trusts	(1,519)	16,212
Plus: Net loss attributable to noncontrolling interests - Ben	21	15,984
Less: Noncontrolling interest guaranteed payment	(4,908)	(4,624)
Net income (loss) attributable to Beneficient common shareholders	$(6,783)	$(65,076)
Other comprehensive income (loss):
Unrealized gain (loss) on investments in available-for-sale debt securities	455	—
Total comprehensive income (loss)	78	(92,648)
Less: Comprehensive gain (loss) attributable to noncontrolling interests	6,861	(27,572)
Total comprehensive income (loss) attributable to Beneficient	$(6,783)	$(65,076)

Net income (loss) per common share (1)
Class A - basic	$(0.47)	$(57.55)
Class B - basic	$(0.47)	$(57.55)
Net income (loss) per common share (1)
Class A - diluted	$(0.47)	$(57.55)
Class B - diluted	$(0.47)	$(57.55)
(1) Periods presented have been adjusted to reflect the 1-for-8 reverse stock split on December 15, 2025.

Table 7: CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	June 30, 2026	March 31, 2026
(Dollars and shares in thousands, except per share amounts)	(unaudited)
ASSETS
Cash and cash equivalents	$5,582	$2,543
Investments, at fair value:
Investments held by Customer ExAlt Trusts (related party of nil and nil)	212,468	195,536
Derivative asset, related party	17,891	21,652
Other assets, net (related party of $515 and $514)	5,082	9,127
Goodwill	9,914	9,914
Total assets	$250,937	$238,772
LIABILITIES, TEMPORARY EQUITY, AND EQUITY (DEFICIT)
Accounts payable and accrued expenses (related party of $18,285 and $17,571)	$61,213	$63,788
Other liabilities (related party of $33,237 and $30,497)	186,210	176,651
Warrants liability	295	308
Debt due to related parties	96,784	96,785
Total liabilities	344,502	337,532
Redeemable noncontrolling interests
Preferred Series A Subclass 0 Redeemable Unit Accounts, nonunitized	90,526	90,526
Total temporary equity	90,526	90,526
Shareholders’ equity (deficit):
Preferred stock, par value $0.001 per share, 250,000 shares authorized
Series A preferred stock, 0 and 0 shares issued and outstanding as of June 30, 2026 and March 31, 2026, respectively	—	—
Series B preferred stock, 2,704 and 1,831 shares issued and outstanding as of June 30, 2026 and March 31, 2026, respectively	3	2
Class A common stock, par value $0.001 per share, 625,000 and 625,000 shares authorized as of June 30, 2026 and March 31, 2026, respectively, 14,769 and 14,419 shares issued as of June 30, 2026 and March 31, 2026, respectively, and 14,768 and 14,418 shares outstanding as of June 30, 2026 and March 31, 2026, respectively	15	14
Class B convertible common stock, par value $0.001 per share, 31 shares authorized, 30 and 30 shares issued and outstanding as of June 30, 2026 and March 31, 2026, respectively	—	—
Additional paid-in capital	1,894,784	1,884,835
Accumulated deficit	(2,102,261)	(2,095,478)
Treasury stock, at cost (1 share as of June 30, 2026 and March 31, 2026)	(3,444)	(3,444)
Accumulated other comprehensive income (loss)	507	52
Noncontrolling interests	26,305	24,733
Total equity (deficit)	(184,091)	(189,286)
Total liabilities, temporary equity, and equity (deficit)	$250,937	$238,772

Table 8: Non-GAAP Reconciliations

(in thousands)	Three Months Ended June 30, 2026
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$8,215	$2,500	$15,856	$(3,737)	$(10,669)	$12,165
Mark to market adjustment on interests in GWG Wind Down Trust	—	—	—	—	—	—
Mark to market adjustment on derivative asset	—	—	—	3,760	—	3,760
Adjusted revenues	$8,215	$2,500	$15,856	$23	$(10,669)	$15,925

Operating income (loss)	$7,354	$1,350	$(26,968)	$(10,600)	$28,487	$(377)
Mark to market adjustment on interests in GWG Wind Down Trust	—	—	—	—	—	—
Mark to market adjustment on derivative asset	—	—	—	3,760	—	3,760
Goodwill and intangible asset impairment	—	—	—	—	—	—
Accrual of loss contingency related to arbitration award, including post-judgment interest	—	—	—	1,771	—	1,771
Share-based compensation expense	—	—	—	185	—	185
Legal and professional fees(1)	—	—	—	388	—	388
Adjusted operating income (loss)	$7,354	$1,350	$(26,968)	$(4,496)	$28,487	$5,727
(1) Includes legal and professional fees related to lawsuits.

(in thousands)	Three Months Ended March 31, 2026
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$7,900	$2,535	$(8,071)	$(34,377)	$(10,396)	$(42,409)
Mark to market adjustment on interests in GWG Wind Down Trust	—	—	—	—	—	—
Mark to market adjustment on derivative asset	—	—	—	34,567	—	34,567
Adjusted revenues	$7,900	$2,535	$(8,071)	$190	$(10,396)	$(7,842)

Operating income (loss)	$(19,694)	$545	$(48,940)	$(45,860)	$54,005	$(59,944)
Mark to market adjustment on interests in GWG Wind Down Trust	—	—	—	—	—	—
Mark to market adjustment on derivative asset	—	—	—	34,567	—	34,567
Goodwill and intangible asset impairment	—	—	—	3,100	—	3,100
Accrual of loss contingency related to arbitration award, including post-judgment interest	—	—	—	1,707	—	1,707
Share-based compensation expense	—	—	—	339	—	339
Legal and professional fees(1)	—	—	—	739	—	739
Adjusted operating income (loss)	$(19,694)	$545	$(48,940)	$(5,408)	$54,005	$(19,492)
(1) Includes legal and professional fees related to lawsuits.

(in thousands)	Three Months Ended June 30, 2025
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$8,837	$4,183	$(12,851)	$38	$(12,830)	$(12,623)
Mark to market adjustment on interests in GWG Wind Down Trust	—	—	1	—	—	1
Mark to market adjustment on derivative asset	—	—	—	—	—	—
Adjusted revenues	$8,837	$4,183	$(12,850)	$38	$(12,830)	$(12,622)

Operating income (loss)	$(6,015)	$3,128	$(53,976)	$(73,549)	$37,764	$(92,648)
Mark to market adjustment on interests in GWG Wind Down Trust	—	—	1	—	—	1
Mark to market adjustment on derivative asset	—	—	—	—	—	—
Goodwill and intangible asset impairment	—	—	—	—	—	—
Accrual of loss contingency related to arbitration award	—	—	—	62,831	—	62,831
Share-based compensation expense	—	—	—	461	—	461
Legal and professional fees(1)	—	—	—	3,917	—	3,917
Adjusted operating income (loss)	$(6,015)	$3,128	$(53,975)	$(6,340)	$37,764	$(25,438)
(1) Includes legal and professional fees related to lawsuits.

	Three Months Ended June 30,
(in thousands)	2026	2025
Operating Expenses Non GAAP Reconciliation
Operating expenses	$12,542	$80,025
Plus (less): Accrual of loss contingency related to arbitration award, including post-judgment interest	(1,771)	(62,831)
Operating expenses, excluding accrual of loss contingency related to arbitration award, including post-judgment interest	$10,771	$17,194

Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders, Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders, and Adjusted Operating Expenses are non-GAAP financial measures. We present these non-GAAP financial measures because we believe it helps investors understand underlying trends in our business and facilitates an understanding of our operating performance from period to period because it facilitates a comparison of our recurring core business operating results. The non-GAAP financial measures are intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, U.S. GAAP. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of these non-GAAP financial measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate such items in the same way.
We define adjusted revenue as revenue adjusted to exclude the effect of mark-to-market adjustments on related party equity securities that were acquired both prior to and during the Collateral Swap, which on August 1, 2023, became interests in the GWG Wind Down Trust and mark-to-market adjustments on derivative asset related to appreciation forfeiture for shares issued in the limited conversion of BCH Preferred A-1 to Class A common stock. Adjusted Segment Revenues attributable to Ben's Equity Holders is the same as "adjusted revenues" related to the aggregate of the Ben Liquidity, Ben Custody, and Corporate/Other Business Segments, which are the segments that impact the net income (loss) attributable to all equity holders of Beneficient, including equity holders of Beneficient's subsidiary, BCH.
Adjusted operating income (loss) represents GAAP operating income (loss), adjusted to exclude the effect of the adjustments to revenue as described above, credit losses on related party available-for-sale debt securities that were acquired in the Collateral Swap which on August 1, 2023, became interests in the GWG Wind Down Trust, and receivables from a related party that filed for bankruptcy and certain notes receivables originated during our formative transactions, non-cash asset impairment, share-based compensation expense, and legal, professional services, and public relations costs related to the GWG Holdings bankruptcy, lawsuits, and certain employee matters, including fees & loss contingency accruals (releases), including post judgment interest incurred in arbitration with a former director. Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders is the same as "adjusted operating income (loss)" related to the aggregate of the Ben Liquidity, Ben Custody, and Corporate/Other Business Segments, which are the segments that impact the net income (loss) attributable to all equity holders of Beneficient, including equity holders of Beneficient's subsidiary, BCH.
Adjusted operating expenses represent GAAP operating expenses, adjusted to exclude loss contingency accruals (releases), including post judgment interest incurred in arbitration with a former director, and non-cash asset impairment.
These non-GAAP financial measures are not a measure of performance or liquidity calculated in accordance with U.S. GAAP. They are unaudited and should not be considered an alternative to, or more meaningful than, GAAP revenues, GAAP operating expenses, or GAAP operating income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in adjusted operating income (loss) or adjusted segment operating income (loss) attributable to Ben's Equity Holders include capital expenditures, interest payments, debt principal repayments, and other expenses, which can be significant. As a result, adjusted operating income (loss) and/or adjusted segment operating income (loss) attributable to Ben's Equity Holders should not be considered as a measure of our liquidity.
Because of these limitations, Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders, Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders, and Adjusted Operating Expenses should not be considered in isolation or as a substitute for performance measures calculated in accordance with U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders, Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders, and Adjusted Operating Expenses on a supplemental basis. You should review the reconciliation of these non-GAAP financial measures set forth above and not rely on any single financial measure to evaluate our business.